SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549
                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: May 18, 2004
                        (Date of earliest event reported)

                      INTREPID TECHNOLOGY & RESOURCES, INC.
                      -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Idaho                       000-30065                 82-0230842
         -----                       ---------                 ----------
(State of Incorporation)        (Commission File No.)       (I.R.S. Employer
                                                            Identification #

                 501 Broadway Suite 200 Idaho Falls, Idaho 83402
                 -----------------------------------------------

            (Address and Zip Code of the Principal Executive Offices) Registrant's telephone number including area code: (208) 529-5337


                            (Former Name and Address)


                                 (208) 529-5337
                 ----------------------------------------------
               (Registrants telephone number, including area code)


 Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days
                               YES  [X]   NO  [ ]


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ITEM  5.  OTHER  EVENTS.

On May 13, 2004, Intrepid Technology and Resources, Inc., ("the Company"), completed a Purchase Agreement with the Magic Valley Energy Coalition ("the Coalition") to buy out the Coalition's one-third (1/3) share of ownership in the Magic Valley Energy Company, LLC ("MVEC"). This purchase makes MVEC a wholly owned subsidiary of the Company.

The Coalition was formed in 2001, by a group of Idaho business and agricultural leaders who desired to promote economic development via renewable and alternative energy projects in their region, with particular emphasis on development of ethanol and biodiesel production. In 2002, the Company and the Coalition teamed together forming MVEC in order to bring together the engineering, management and business capabilities to execute alternative energy projects.

This wholly owned subsidiary is based in Magic Valley, making it eligible to secure federal grants, loan guarantees, and other assistance aimed at stimulating rural economies that are available only to rural small business entities.

The purchase price was for $20,000 of the Company's common stock based on a 30-day average closing price of $.0786 per share. This transaction is less than the requirements for a significant acquisition whereby the total value of this purchase is less than 10% of the total assets of the Company.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          INTREPID TECHNOLOGY & RESOURCES, INC.
                                                    (Registrant)


Date:  May 18, 2004                       By:  /s/ Dr. Dennis D. Keiser, Chief
                                               -------------------------------
                                             Executive Officer & President
                                             -----------------------------


Date:  May 18, 2004                       By:  /s/ Dr. Jacob D. Dustin, Vice
                                               -----------------------------
                                             President, Secretary, and Treasurer
                                             -----------------------------------


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